Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated March 20, 2023, with respect to the consolidated financial statements included in the annual report of Airgain, Inc. on Form 10-K for the year ended December 31, 2022. We consent to the incorporation by reference of said report in the Registration Statements of Airgain, Inc. on Form S-3 (333-263568) and on Forms S-8 (333-268419, 333-253845 and 333-213770).

/s/ GRANT THORNTON LLP

San Diego, California

March 20, 2023